AMENDED AND RESTATED
SCHEDULE A
TO
GLOBAL X FUNDS
DECLARATION OF TRUST

As of June 9, 2010

Series
Global X FTSE Nordic 30 ETF
Global X FTSE Denmark 30 ETF
Global X FTSE Finland 30 ETF
Global X FTSE Norway 30 ETF
Global X FTSE Argentina 20 ETF
Global X/InterBolsa FTSE Colombia 20 ETF
Global X FTSE Egypt 30 ETF
Global X FTSE Peru 20 ETF
Global X FTSE Philippines 30 ETF
Global X FTSE Poland 30 ETF
Global X Pakistan KSE-30 ETF
Global X Emerging Africa NR-40 ETF
Global X FTSE United Arab Emirates 20 ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X China Technology ETF
Global X Copper Miners ETF
Global X Gold Miners ETF
Global X Platinum Miners ETF
Global X Silver Miners ETF
Global X Brazil Consumer ETF
Global X Brazil Financials ETF
Global X Brazil Industrials ETF
Global X Brazil Materials ETF
Global X Brazil Utilities ETF
Global X Brazil Mid Cap ETF
Global X China Mid Cap ETF
Global X Aluminum ETF
Global X Lithium ETF
Global X Uranium ETF
Global X Fishing ETF
Global X Food ETF
Global X Shipping ETF
Global X Waste Management ETF